Exhibit 10.3

FIFTH COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS

THIS                FIFTH                  COMPREHENSIVE                                                                                        AMENDMENT  TO  FINANCING
DOCUMENTS (this "Amendment") is dated effective as of July 31, 2015, by and among GSE SYSTEMS, INC., a Delaware corporation ("GSE") and GSE  PERFORMANCE SOLUTIONS, INC., a Delaware corporation and successor by merger to GSE Envision LLC, a New Jersey limited liability company and also formerly known as GSE Power Systems, Inc. ("GSE Performance Solutions"), (GSE and GSE Performance Solutions, each a "Co-Borrower" and collectively, the "Co-Borrowers") and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank") which bank is the successor by merger to SUSQUEHANNA BANK, formerly a Pennsylvania state chartered commercial banking corporation ("Susquehanna"); witnesseth:

RECITALS

WHEREAS, pursuant to a Master Loan and Security Agreement dated November 22, 2011 by and among GSE, GSE Power Systems, Inc. and GSE EnVision Inc. (collectively, the "Original Borrowers") and Susquehanna (the "Original Agreement"), as amended by that certain Comprehensive Amendment to Financing Documents dated March 31, 2012 (the "First Amendment"), and that certain Letter Agreement dated July 29, 2013 from Susquehanna (the "Letter Agreement"), as amended by that certain Second Comprehensive Amendment to Financing documents dated April 8, 2014 (the "Second Amendment"), as amended by that certain Third Comprehensive Amendment to Financing Documents dated September 9, 2014 (the "Third Amendment"), as amended by that certain Fourth Comprehensive Amendment to Financing Documents dated December 31, 2014 (the "Fourth Amendment") (the Original Agreement, the First Amendment, the Letter Agreement, the Second Amendment, the Third Amendment and the Fourth Amendment are collectively, the "Loan Agreement"), Susquehanna extended a revolving credit facility to the Original Borrowers in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Credit Facility"), as evidenced by a Revolving Credit Note given by the Original Borrowers in favor of Susquehanna dated November 22, 2011 in the face amount of $7,500,000, which note was amended and restated in its entirety by that certain Amended and Restated Revolving Credit Note from the Co-Borrowers in favor of Susquehanna dated March 31, 2012; and

WHEREAS, effective August 1, 2015, the Bank is successor by merger to Susquehanna and has assumed Susquehanna's obligations under the Financing Documents (as defined in the Loan Agreement); and

WHEREAS, the Bank and the Co-Borrowers have determined to modify certain provisions of the Financing Documents, all in accordance with the provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Co-Borrowers agree as follows:

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1.
Recitals. The Bank and the Co-Borrowers acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the same meanings ascribed to such terms in the Loan Agreement.

2.	Amendments to Financing Documents. The Financing Documents are hereby modified as follows:

a.
The testing of the Cash Flow Coverage Ratio set forth in Section 5.1 of the Loan Agreement is suspended for the through the period ending June 30, 2016. The next applicable testing period will be for the calendar quarter ending September 30, 2016.

b.
The Minimum Tangible Capital Base requirement set forth in Section 5.2 of the Loan Agreement is hereby decreased to Ten Million Five Hundred Thousand Dollars ($10,500,000) beginning with the quarter ending June 30, 2015, and for each quarter thereafter.

c.
The Quick Ratio set forth in Section 5.3 of the Loan Agreement is hereby amended to reflect a new Quick Ratio requirement of 1.0 to 1.0, beginning with the quarter ending June 30, 2015, and for each quarter thereafter.

d.	The Tangible Capital Base Ratio requirement set forth in Section 5.4 of the Loan Agreement is hereby deleted effective for the quarter ending June 30, 2015.

The modifications described herein are limited precisely as written and shall not be deemed to (i) be a consent to or a waiver or modification of any other term or condition of the Loan Agreement or any of the other Financing Documents, or (ii) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement or any of the other Financing Documents.

Except for the agreements to the modifications described herein (the "Modifications"), no delay by the Bank in the pursuit of the Bank's rights and remedies shall, and none of the foregoing is intended (and should not be deemed or construed) to, constitute a waiver of any other rights and/or remedies Bank may have under the Loan Agreement and/or any of the other Financing Documents or otherwise available to Bank at law or in equity, or a waiver of any other known or any unknown default or event of default which exists on the date hereof, or a course of conduct or course of dealing on the part of the Bank. Except for the Modifications, the Bank reserves any and all rights and remedies available to it under the Loan Agreement and/or any of the other Financing Documents, or otherwise available to it at law or in equity, all of which remain in full force and effect.

3.
Grants of Liens and Security Interests; Reaffirmation of Debt. Each Co-Borrower each hereby grants, re-grants and confirms the grant of all liens and security interest in and to all collateral described in the Financing Documents as collateral for the Credit Facility as amended by this Amendment on the terms set forth in the Financing Documents.  Each Co-Borrower also hereby reaffirms its respective joint and several obligations to repay the Credit Facility, all in accordance with the terms of the Financing Documents.

4.
Fees, Costs, and Expenses. The Co-Borrowers shall pay to the Bank on demand all costs and expenses both now and hereafter reasonably paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorneys' fees and expenses, recording costs, recordation and other taxes, appraisal fees, costs of record searches, title company premiums and costs, fees and expenses for environmental audits and survey costs.

5.	Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Co-Borrowers each represent and warrant to the Bank that as of the date hereof
(a) except as otherwise disclosed in writing to the Bank, no Event of Default exists under the provisions of any of the Financing Documents, (b) no event exists which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of any of the Financing Documents, (c) all of the representations and warranties of the Co-Borrowers in the Financing Documents, are true and correct in all material respects on the date hereof as if the same were made on the date hereof, (d) all collateral for the Credit Facility as amended by this Amendment is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Financing Documents, (e) no material adverse change has occurred in the business, financial condition, prospects or operations of any Co-Borrower since the date of the financial statements most recently furnished to the Bank in accordance with the provisions of the Financing Documents, and (f) the Financing Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Co-Borrowers enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare that an Event of Default has occurred and exists under the provisions of each of the Financing Documents.

6.
Applicable Law, Etc. This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

7.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Bank and each Co-Borrower and their respective heirs, successors and assigns.

8.
Amendment Only. This Amendment is an amendment and modification  of certain provisions of the Financing Documents. All of the provisions of the Financing Documents are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment. Each Co-Borrower hereby ratifies and confirms all of its respective obligations, liabilities and indebtedness under the provisions of the Financing Documents as amended by this Amendment. The Bank and each Co-Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of any Co-Borrower or any other party under the provisions of the Financing Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations, indebtedness and liabilities.

[SIGNATURE PAGE FOLLOWS]

IN   WITNESS   WHEREOF,   each  Co-Borrower   and  the  Bank   have   executed   this
Amendment under their respective seals, the day and year first written above.

WITNESS/ ATTEST:                                                                                        CO-BORROWERS:

GSE SYSTEMS, INC.

By:            /s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer

GSE PERFORMANCE  SOLUTIONS, INC.

By:            /s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer

BRANCH BANKING AND TRUST COMPANY

By:            /s/ Robert P. Whelen, Jr.
Robert P. Whelen, Jr.,
Senior Vice President